Exhibit 99.1

SuRo Capital Corp. Reports Second Quarter 2022 Financial Results

Net Asset Value of $9.24 Per Share as of June 30, 2022

Modified Dutch Auction Tender Offer to Repurchase Up To 2 Million Shares to Commence on August 8

NEW YORK, NY, August 3, 2022 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended June 30, 2022. Net assets totaled approximately $280.2 million, or $9.24 per share, at June 30, 2022 as compared to $12.22 per share at March 31, 2022 and $16.56 per share at June 30, 2021.

“As we previously mentioned, equity market performance in the first half of 2022 was the worst first half performance in over 50 years. Private markets were no exception as numerous late-stage unicorns experienced turbulent market conditions. This turbulence has forced new financing rounds at valuations below previous capital raises, secondary trades at significant discounts, and lower internal valuations. These new dynamics, while impactful on short-term valuations, have provided us with compelling long-term investment opportunities. With greater than 40% of our investable assets in cash, we are well-positioned to take advantage of these attractive opportunities,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

Klein continued, “To that end, during the second quarter, we added two new companies to our investment portfolio: Whoop, Inc. and EDGE Markets, Inc. (via SuRo Capital Sports, LLC). We also made a follow-on investment in Shogun Enterprises, Inc. (d/b/a Hearth). With over $150.0 million in cash at quarter-end, we remain confident and opportunistic in seeking out compelling, high-growth companies. Given current conditions, we believe being judicious on price when assessing potential investment opportunities is paramount to creating shareholder value.”

“As we have consistently demonstrated, SuRo Capital is committed to initiatives that enhance shareholder value, and we believe the market is currently undervaluing our portfolio. Accordingly, on August 1, 2022, our Board of Directors authorized a modified Dutch Auction Tender Offer to purchase up to 2 million shares of our common stock at a price per share between $6.00 and $7.00. This modified Dutch Auction Tender Offer comes in addition to the $15.0 million expansion of our Share Repurchase Program to $55.0 million authorized by our Board of Directors in March. Assuming 2 million shares tender, SuRo Capital will have repurchased over 3 million shares, or approximately 10% of our outstanding shares, since the expansion of the Share Repurchase Program in mid-March. Given our stock is trading at a significant discount to net asset value, coupled with the extreme market volatility, we believe the modified Dutch Auction Tender offer to be an efficient and accretive deployment of capital,” Klein concluded.

Investment Portfolio as of June 30, 2022

At June 30, 2022, SuRo Capital held positions in 40 portfolio companies – 32 privately held and 8 publicly held, some of which may be subject to certain lock-up provisions – with an aggregate fair value of approximately $200.1 million. The Company’s top five portfolio company investments accounted for approximately 58% of the total portfolio at fair value as of June 30, 2022.

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Top Five Investments as of June 30, 2022

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Course Hero, Inc.	$15.0	$59.5	29.8%
Forge Global Holdings, Inc.	2.5	21.3	10.6
Blink Health, Inc.	15.0	11.7	5.8
Aspiration Partners, Inc.	1.3	11.4	5.7
StormWind, LLC	6.4	11.2	5.6
Total	$40.2	$115.1	57.5%

Note: Total may not sum due to rounding.

Second Quarter 2022 Investment Portfolio Activity

During the three months ended June 30, 2022, SuRo Capital funded the following new and follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount
Shogun Enterprises, Inc. (d/b/a Hearth)	Convertible Note	5/2/2022	$0.5 million
EDGE Markets, Inc.(1)	Preferred Shares, Series Seed	5/18/2022	$0.5 million
Whoop, Inc.	Preferred Shares, Series C	6/30/2022	$10.0 million

(1)	Investment made through SuRo Capital Sports, LLC.

During the three months ended June 30, 2022, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
NewLake Capital Partners, Inc.(2)	Various	3,676	$21.02	$0.1 million	<$0.1 million
Rent the Runway, Inc.(3)	Various	50,000	$3.62	$0.2 million	($0.6 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(4)	Various	N/A	N/A	$0.3 million	$-
Rover Group, Inc.(5)	Various	431,591	$5.52	$2.4 million	$1.1 million
True Global Ventures 4 Plus Pte Ltd	5/31/22	N/A	N/A	$0.9 million	$0.2 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of June 30, 2022, SuRo Capital held 247,443 remaining NewLake Capital Partners, Inc. common shares.
(3)	As of June 30, 2022, SuRo Capital held 289,191 remaining Rent the Runway, Inc. common shares.
(4)	During the three months ended June 30, 2022, approximately $0.3 million was received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.3 million repaid a portion of the outstanding principal and the remaining was attributed to interest.
(5)	As of June 30, 2022, SuRo Capital held 364,046 remaining Rover Group, Inc. common shares.

Subsequent to quarter-end through August 3, 2022, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
Enjoy Technology, Inc.(2)	Various	626,955	$0.38	$0.2 million	($3.0 million)
Palantir Lending Trust SPV I(3)	7/14/22	N/A	N/A	$0.6 million	$0.6 million
Rent the Runway, Inc.(4)	Various	15,000	$3.43	$0.1 million	($0.2 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(5)	7/22/22	N/A	N/A	$0.1 million	$-
Rover Group, Inc.(6)	Various	110,000	$4.14	$0.5 million	$0.1 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of August 3, 2022, SuRo Capital held 320,342 remaining Enjoy Technology, Inc. common shares.
(3)	On July 14, 2022, a final payment was received for the remaining 512,290 Class A common shares of Palantir Technologies, Inc. that comprised the beneficial equity interest in underlying shares. The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the repaid promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.
(4)	As of August 3, 2022, SuRo Capital held 274,191 remaining Rent the Runway, Inc. common shares.
(5)	Subsequent to June 30, 2022, $0.1 million was received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.1 million repaid a portion of the outstanding principal and the remaining was attributed to interest.
(6)	As of August 3, 2022, SuRo Capital held 254,046 remaining Rover Group, Inc. common shares.

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Second Quarter 2022 Financial Results

	Quarter Ended June 30, 2022		Quarter Ended June 30, 2021
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(3.8)	$(0.12)	$(2.0)	$(0.07)

Net realized gain/(loss) on investments	(2.0)	(0.06)	27.7	0.63

Net change in unrealized appreciation/(depreciation) of investments	(88.6)	(2.89)	7.7	0.32

Net increase/(decrease) in net assets resulting from operations – basic (2)	$(94.3)	$(3.07)	$33.4	$0.88

Dividends declared	-	-	(60.5)	(2.50)

Issuance of common stock from stock dividend	-	-	30.5	0.16

Repurchase of common stock(3)	(6.9)	0.07	-	-

Stock-based compensation	0.7	0.02	0.3	0.01

Increase/(decrease) in net asset value(2)	$(100.5)	$(2.98)	$3.6	$(1.45)

(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.
(3)	During the quarters ended June 30, 2022 and June 30, 2021, the Company repurchased 855,159 and 0 shares of SuRo Capital common stock, respectively, for approximately $6.9 million and $0, respectively, in cash under its Share Repurchase Program. The use of cash in connection with the repurchases decreased net asset value as of quarter-end; however, the reduction in shares outstanding as of quarter-end resulted in an increase in the net asset value per share.

Weighted-average common basic shares outstanding were approximately 30.6 million and 25.3 million for the quarters ended June 30, 2022, and 2021, respectively. As of June 30, 2022, there were 30,325,187 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $169.4 million as of June 30, 2022, consisting of cash and securities of publicly traded portfolio companies not subject to lock-up restrictions at quarter-end.

Share Repurchase Program

Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 5.8 million shares of its common stock for an aggregate purchase price of approximately $38.6 million.

On March 13, 2022, the Company’s Board of Directors authorized a $15.0 million expansion of the Share Repurchase Program to $55.0 million. During the three and six months ended June 30, 2022, under the Share Repurchase Program, the Company repurchased 855,159 and 1,008,676 shares, respectively, of its common stock for approximately $6.9 million and $8.3 million, respectively. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $16.4 million. The Share Repurchase Program is authorized through October 31, 2022.

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

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Modified Dutch Auction Tender Offer

On August 1, 2022, the Company’s Board of Directors authorized a modified “Dutch Auction” tender offer (the “Tender Offer”) to purchase up to 2,000,000 shares of its common stock at a price per share not less than $6.00 and not greater than $7.00 in $0.10 increments, using available cash. The Tender Offer will commence on August 8, 2022 and will expire at 5:00 P.M., Eastern Time, on September 2, 2022, unless extended. If the Tender Offer is fully subscribed, the Company will purchase 2,000,000 shares, or approximately 6.60%, of the Company’s outstanding shares of its common stock. Any shares tendered may be withdrawn prior to expiration of the Tender Offer. Stockholders that do not wish to participate in the Tender Offer do not need to take any action.

Based on the number of shares tendered and the prices specified by the tendering stockholders, the Company will determine the lowest per-share price that will enable it to acquire up to 2,000,000 shares of its common stock. All shares accepted in the Tender Offer will be purchased at the same price even if tendered at a lower price.

The Tender Offer is not contingent upon any minimum number of shares being tendered. The Tender Offer is, however, subject to other conditions, which will be disclosed in the Tender Offer documents. In the future, the Board of Directors may consider additional tender offer(s) or other measures to enhance shareholder value based upon a variety of factors, including the market price of the Company’s common stock and its net asset value.

The Company’s Board of Directors is not making any recommendation to stockholders as to whether to tender or refrain from tendering their shares into the Tender Offer. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase.

The information agent for the Tender Offer is D.F. King & Co. Inc., and the depositary is American Stock Transfer & Trust Company, LLC. The offer to purchase (the “Offer to Purchase”), a letter of transmittal and related documents will be mailed to registered holders and certain of our beneficial holders. Beneficial holders may alternatively receive the Offer to Purchase and a communication to consult with their bank, broker or custodian, if they wish to tender shares. For questions and information, please contact the information agent at suro@dfking.com. Banks and brokers may call the information agent at (212) 269-5550, and all others may call the information agent toll-free at (800) 769-4414.

Certain Information Regarding the Tender Offer

The information in this press release describing the Company’s Tender Offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of the Company’s common stock in the Tender Offer. The Tender Offer is being made only pursuant to the Offer to Purchase and the related materials that the Company will file with the Securities and Exchange Commission, and is distributing to its stockholders, as they may be amended or supplemented. Stockholders should read such Offer to Purchase and related materials carefully and in their entirety because they contain important information, including the various terms and conditions of the Tender Offer. Stockholders of SuRo Capital Corp. may obtain a free copy of the Tender Offer statement on Schedule TO, the Offer to Purchase and other documents that the Company will be filing with the Securities and Exchange Commission from the Securities and Exchange Commission’s website at www.sec.gov. Stockholders may also obtain a copy of these documents, without charge, from D.F. King & Co. Inc., the information agent for the Tender Offer, by emailing suro@dfking.com or calling toll-free at (800) 769-4414. Stockholders are urged to carefully read all of these materials prior to making any decision with respect to the Tender Offer. Stockholders and investors who have questions or need assistance may call D.F. King & Co. Inc. or email suro@dfking.com.

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Conference Call and Webcast

Management will hold a conference call and webcast for investors at 5:00 p.m. ET (2:00 p.m. PT) on August 3, 2022. The conference call access number for U.S. participants is 323-701-0160, and the conference call access number for participants outside the U.S. is 800-289-0720. The conference ID number for both access numbers is 7679361. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 8:00 p.m. ET (5:00 p.m. PT) on August 10, 2022 by dialing 888-203-1112 (U.S.) or +1 719-457-0820 (International) and using conference ID number 7679361.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	June 30, 2022	December 31, 2021
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $153,356,838 and $146,360,300, respectively)	$171,870,750	$231,768,290
Non-controlled/affiliate investments (cost of $41,140,804 and $41,211,183, respectively)	14,177,090	14,609,089
Controlled investments (cost of $19,883,894 and $19,883,894, respectively)	14,018,874	13,758,874
Total Investments (cost of $214,381,536 and $207,455,377, respectively)	200,066,714	260,136,253
Cash	152,984,799	198,437,078
Proceeds receivable	55,943	52,493
Escrow proceeds receivable	2,005,019	2,046,645
Interest and dividends receivable	156,637	83,655
Deferred financing costs	589,781	621,719
Prepaid expenses and other assets(1)	588,499	937,984
Total Assets	356,447,392	462,315,827
LIABILITIES
Accounts payable and accrued expenses(1)	2,705,829	875,047
Accrued interest payable	12,500	175,000
Dividends payable	349,929	23,390,048
6.00% Notes due December 30, 2026(2)	73,206,662	73,029,108
Total Liabilities	76,274,920	97,469,203

Net Assets	$280,172,472	$364,846,624
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 30,325,187 and 31,118,556 issued and outstanding, respectively)	$303,252	$311,185
Paid-in capital in excess of par	342,738,247	350,079,409
Accumulated net investment loss	(58,160,190)	(50,124,597)
Accumulated net realized gain on investments, net of distributions	9,587,968	11,899,742
Accumulated net unrealized appreciation/(depreciation) of investments	(14,296,805)	52,680,885
Net Assets	$280,172,472	$364,846,624
Net Asset Value Per Share	$9.24	$11.72

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of June 30, 2022, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000. As of December 31, 2021, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.13%) had a face value $75,000,000.

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$149,282	$145,851	$311,737	$312,696
Dividend income	191,349	128,969	321,994	150,844
Non-controlled/affiliate investments:
Dividend income	—	—	—	102,632
Controlled investments:
Interest income	550,000	—	840,000	—
Total Investment Income	890,631	274,820	1,473,731	566,172
OPERATING EXPENSES
Compensation expense	1,759,261	1,345,892	3,619,963	2,639,202
Directors’ fees(2)	191,829	111,250	352,394	222,500
Professional fees	1,078,459	529,524	2,351,172	1,502,683
Interest expense	1,226,767	—	2,427,553	504,793
Income tax expense	5,691	7,598	7,741	9,623
Other expenses	439,512	323,556	750,501	564,689
Total Operating Expenses	4,701,519	2,317,820	9,509,324	5,443,490
Net Investment Loss	(3,810,888)	(2,043,000)	(8,035,593)	(4,877,318)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	(1,895,846)	27,658,812	1,200,429	139,811,330
Non-controlled/affiliate investments	(70,379)	—	(70,379)	—
Net Realized Gain/(Loss) on Investments	(1,966,225)	27,658,812	1,130,050	139,811,330
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(88,620,056)	(12,065,362)	(66,876,069)	(15,330,669)
Non-controlled/affiliate investments	(72,519)	19,817,253	(361,621)	21,661,723
Controlled investments	130,000	(10,639)	260,000	94,361
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(88,562,575)	7,741,252	(66,977,690)	6,425,415
Net Change in Net Assets Resulting from Operations	$(94,339,688)	$33,357,064	$(73,883,233)	$141,359,427
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(3.08)	$1.32	$(2.39)	$6.17
Diluted(1)	$(3.08)	$1.32	$(2.39)	$5.74
Weighted-Average Common Shares Outstanding
Basic	30,633,878	25,334,482	30,929,321	22,923,943
Diluted(1)	30,633,878	25,334,482	30,929,321	24,732,256

(1)	For the three and six months ended June 30, 2022 and the three months ended June 30, 2021, there were no potentially dilutive securities outstanding.

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SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Per Basic Share Data
Net asset value at beginning of the year	$12.22	$18.01	$11.72	$15.14
Net investment loss(1)	(0.12)	(0.07)	(0.26)	(0.21)
Net realized gain/(loss) on investments(1)	(0.06)	0.63	0.04	6.10
Net change in unrealized appreciation/(depreciation) of investments(1)	(2.89)	0.32	(2.17)	0.26
Dividends declared	—	(2.50)	(0.11)	(3.00)
Issuance of common stock from stock dividend	—	0.16	—	0.16
Issuance of common stock from public offering(1)	—	—	0.01	—
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	—	—	—	(1.91)
Repurchase of common stock(1)	0.07		(0.01)	—
Stock-based compensation(1)	0.02	0.01	0.02	0.02
Net asset value at end of period	$9.24	$16.56	$9.24	$16.56
Per share market value at end of period	$6.40	$13.49	$6.40	$13.49
Total return based on market value(2)	(25.84)%	40.63%	(49.14)%	55.57%
Total return based on net asset value(2)	(24.39)%	5.83%	(20.22)%	29.19%
Shares outstanding at end of period	30,325,187	26,540,743	30,325,187	26,540,743
Ratios/Supplemental Data:
Net assets at end of period	$280,172,472	$439,592,729	$280,172,472	$439,592,729
Average net assets	$378,428,728	$425,330,123	$371,249,600	$369,373,984
Ratio of net operating expenses to average net assets(3)	4.24%	2.19%	4.80%	2.97%
Ratio of net investment loss to average net assets(3)	(3.48)%	(1.93)%	(4.18)%	(2.66)%
Portfolio Turnover Ratio	1.20%	10.20%	1.69%	13.64%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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